Exhibit 10.3

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

dated as of September 30, 2015

by and among

DELAFIELD INVESTMENTS LIMITED (LENDER)

and

AMARANTUS BIOSCIENCE HOLDINGS, INC. (BORROWER)

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of September 30, 2015, by and among AMARANTUS BIOSCIENCE HOLDINGS, INC., a Nevada corporation (and together with all of its current and future, direct and/or indirect, wholly owned and/or partially owned Subsidiaries, collectively, the “Borrower” or the “Company”), DELAFIELD INVESTMENTS LIMITED (“Delafield” or the “Lender”).

RECITALS

A.         The Borrower and the Lender are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act.

B.          The Lender wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the (i) Notes (in the form amended hereto Exhibit A); and (ii) Warrants (in the form amended hereto Exhibit B), all in the amounts and for the price set forth on Schedule 1 hereto.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1         Defined Terms. In addition to terms defined elsewhere in this Agreement or in any Supplement, Amendment or Exhibit hereto, when used herein, the following terms shall have the following meanings:

(a)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(b)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(c)         “2015 Shareholder Meeting Conditions” means that in connection with the Company’s 2015 Annual Meeting of Stockholders held on September 2, 2015 (the “2015 Meeting”), Lender is satisfied in its sole discretion that (i) the 2015 Meeting occurred and was in compliance with all applicable laws, rules and regulations including, but not limited to, those relating to a quorum (ii) the proposals that the Company’s shareholders were being asked to approve, including, but not limited to the amendment to the Borrower’s Articles of Incorporation increasing the Borrower’s authorized shares of Common Stock from 13,333,334 to 35,000,000 shares, (the “Amendment”), which proposals were set forth in the Borrower’s Proxy Statement contained in its Definitive Schedule 14A filed with the Commission on or about July 21, 2015, were approved and (iii) the Amendment was filed with the Secretary of State of the State of Nevada and is currently in effect.

(d)         “Additional Notes” means the 12% Senior Secured Convertible Promissory Notes of the Borrower, the terms and conditions of which are substantially identical to those of the Notes purchased by Dominion Capital, LLC (“Dominion”) from the Borrower pursuant to the Dominion Exchange Agreement.

(e)         “Alternative Conversion Price” means 60% of the lowest of traded price of a share of Common Stock in the thirty (30) consecutive Trading Days prior to the Conversion Date and/or any other determination date.

(f)         “Affiliate” means any Person which, directly or indirectly, owns or controls, on an aggregate basis, a ten (10%) percent or greater interest in any other Person, or which is controlled by or is under common control with any other Person.

(g)         “Business Day” means any day other than a Saturday or Sunday or any other day on which the Federal Reserve Bank of New York is not open for business.

(h)         “Closing” means the time of issuance and sale by the Borrower of the Note and Warrant to the Lender.

(i)         “Closing Date” means the date the Note and Warrants are purchased by the Lender from the Borrower.

(j)         “Collateral Date” has the meaning set forth in the Security Agreement.

(k)         “Contingent Obligation” means as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(l)         “Common Stock” means (i) the Borrower’s common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(m)         “Common Stock Equivalents” means any capital stock or other security of the Borrower that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, and/or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Borrower (including, without limitation, Common Stock).

(n)          “Conversion Date” has the meaning set forth in the Notes

(o)         “Conversion Shares” means all shares of Common Stock issuable upon conversion of any portion of the Notes and/or as any other payment due under the Notes including, but not limited to interest and/or otherwise, but solely to the expert and subject to the Conditions set forth in the Notes, including, but not limited to, shares of Common Stock, Common Stock Equivalents and shares of Common Stock and/or other securities of the Borrower issuable upon exercise, exchange and/or conversion of such Common Stock Equivalents.

(p)         “Documents” means collectively, this Agreement, the Notes, the Warrants, the Registration Rights Agreement (in the form annexed hereto as Exhibit C), the Transfer Agent Irrevocable Instruction Letter (in the form annexed hereto as Exhibit D), the Security Agreement (in the form amended into as Exhibit E), the Intercreditor and Subordination Agreement (in the form annexed hereto as Exhibit F) the Leak-Out Agreement (in the form annexed hereto as Exhibit G) the Lock-Up Agreement (in the form annexed hereto as Exhibit H), a UCC-1 Financing Statement of the Lender and Dominion on all of the assets of the Borrower (the “Lenders UCC-1”) to be filed with the Secretary of State of Nevada on or about the Closing Date, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or other comparable or similar laws, rules or regulations) in favor of the Lender and Dominion as secured parties perfecting all Liens the Lender and Dominion have on the Collateral, (which security interests and Liens of the Lender and Dominion shall be pari passu with each other and which shall be senior to all Indebtedness of the Borrower, except for a $1,000,000 12% Senior Secured Note due July 6, 2016 sold by the Borrower (the “July 2015 $1,000,000 Senior Note”), an amendment to the UCC-1 Financing Statement dated____, 2015 of Dominion (the “Dominion UCC-1”), to add Delafield so that with respect thereto Dominion and Delafield are pari passu as to the security interest in the collateral set forth in Dominion’s UCC-1 (the “Amended UCC-1”, and together with the Lenders UCC-1, collectively, (the “Lenders UCC Filings”), which Lenders UCC Filings are attached hereto as Exhibit I, the Perfection Certificate dated the date hereof from Borrower to the Lender (in the form annexed hereto as Exhibit J), the Patent and Trademark Security Agreement (annexed hereto as Exhibit K) all of the issued and outstanding capital stock of each Subsidiary of the Borrower (the “Pledged Securities”), which Pledged Securities are being pledged, by the Borrower to the the Lender and Dominion or their Agent to secure the Borrower’s obligations to the Lender and Dominion under the Notes and all documents necessary to transfer the Pledged Securities to the Lender and Dominion as provided in the Security Agreement (collectively with the Pledged Securities, the “Pledge Documents”), which Pledge Documents are annexed hereto as Exhibit N, the Letter Agreement dated September 30, 2015 by and among the Lender, Dominion, and the Company relating to, among other items set forth therein, increasing the authorized shares of Common Stock to 150,000,000 (the “Letter Agreement”) and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder and/or any other agreement, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

(q)         “Dollar(s)” and “$” means lawful money of the United States (which Pledged Securities and agreement documents are annexed hereto as Exhibit L), the Patent and Trademark Security Agreement and annexed hereto as Exhibit K.

(r)         “Dominion Exchange Agreement” has the meaning set forth in the definition of the “Notes” in this Section 1.

(s)         “Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

(t)         “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

(u)         “Event of Default” shall have the meaning set forth in the Notes.

(v)         “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

(w)        “Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or the Lender and Dominion under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (h) all obligations for any earn-out consideration, (i) the liquidation value of preferred capital stock of such Person, (j) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (i) above, (k) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and all obligations of such Person in respect of hedge agreements; and (l) all Contingent Obligations in respect to indebtedness or obligations of any Person of the kind referred to in clauses (a)-(k) above. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

(x)         “July 2015 $1,000,000 Note” has the meaning set forth in the definition of “Documents” in this Section 1.

(y)         “Liens” or “liens” means a lien, mortgage, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, or other clouds on title.

(z)         “Intercreditor and Subordination Agreement” means the Intercreditor and Subordination Agreement dated the date hereof by and among the Borrower, the Lender and Dominion and certain other persons named therein, the form of which is annexed hereto as Exhibit F.

(aa)       “Leak-Out Agreement” shall have the meaning set forth in the definitions of “Documents” in this Section 1, the form of which is annexed hereto as Exhibit G.

(bb)       “Lender UCC Filings” shall have the meaning set forth in the definition of “Documents” set forth in this Section 1, copies of which all Lenders UCC Documents are annexed hereto as Exhibit I.

(cc)       “Lock-Up Agreement” has the meaning set forth in the definition of “Documents” set forth in this Section H.

(dd)       “Liabilities” means all direct or indirect liabilities, Indebtedness and obligations of any kind of Borrower to the Lender, howsoever created, arising or evidenced, whether now existing or hereafter arising (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, including, but not limited to, pursuant to the Notes, this Agreement and/or any of the other Documents, all accrued but unpaid interest on the Notes the principal, any letter of credit, any standby letter of credit, and/or outside attorneys’ and paralegals’ fees or charges relating to the preparation of the Documents and the enforcement of Lender’s rights, remedies and powers under this Agreement, the Notes and/or the other Documents.

(ee)       “Loan Maturity Date” means the earlier of the date (i) three hundred sixty (360) days from the Closing Date, (ii) of the consummation of a Major Transaction, (iii) of an Event of Default and/or the date any the principal under the Notes is accelerated and/or becomes due and payable for any reason other than an Event of Default

(ff)         “Major Transaction” means any of the following (i) the Borrower, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Borrower with or into another Person, (ii) the Borrower, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 30% or more of the outstanding Common Stock, (iv) the Borrower, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Borrower, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme or arrangement) with another Person whereby such other Person acquires more than 30% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), (vi) the majority of directors of the Borrower as of the date hereof are no longer the majority number of directors; and/or (vii) a Qualified Offering.

(gg)       “Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, or condition (financial or otherwise) of Borrower, (b) the validity or enforceability of this Agreement or any of the other Documents or (c) the rights or remedies of the Lender hereunder or thereunder.

(hh)       “Notes” means all of the 12% Senior Secured Convertible Promissory Notes due September 23, 2016 of the Borrower owned by the Lender, which, subject to the terms and conditions set forth in this Agreement, shall purchase from the Borrower pursuant to this Agreement, the form of Note is annexed hereto as Exhibit A. The term “Notes” also means the Additional Notes issued to Dominion pursuant to an Exchange Agreement as of September 24, 2015 by and between Dominion and the Borrower (the “Dominion Exchange Agreement”), and any and all Note(s) issued in exchange, transfer or replacement of the Notes and/or the Additional Notes.

(ii)         “Patent of Trademark Security Agreement” means the Patent and Trademark Security Agreement date on or about the date hereof, by and among, the the Lender and Dominion, the Borrowers and the Borrower’s Subsidiaries and all documents filed to perfect the Lender’s security interest in the Patents and Trademark, both terms as defined in such agreement, which is annexed into as Exhibit K.

(jj)         “Pay-Off Letter” means the Pay-Off Letter between the Company and Discover, in the form annexed hereto as Exhibit M.

(kk)       “OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

(ll)         “OFAC Regulations” means the regulations promulgated by OFAC, as amended from time to time.

(mm)     “Permitted Governmental Indebtedness” means Indebtedness provided by the Export and Import Bank of the United States of America or other similar governmental entity for the purpose of supporting product sales by the Borrower.

(nn)      “Permitted Indebtedness” means (i) Indebtedness of the Borrower evidenced by the Notes, this Agreement and/or any other Document in favor of the Lender including all Liabilities, (ii) Indebtedness of the Borrower set forth in Borrower’s most recent SEC Report, provided none of such Indebtedness, has not been increased, extended and/or otherwise changed since the original issuance date of Indebtedness), (iii) Indebtedness secured by Permitted Liens described in clauses “(iv)” of the definition of Permitted Liens, and (iv) Permitted Governmental Indebtedness.

(oo)      “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (a) upon or in any equipment acquired or held by the Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, and (b) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) any Liens for Permitted Indebtedness perfecting security interests in the Permitted Indebtedness set forth in Section (i) of (ii) of definition of Permitted Indebtedness and (vi) the UCC Financing Statement dated July__, 2015 filed with the Secretary of State of Nevada perfecting the $1,000,000 of Indebtedness represented by the July 2015 $1,000,000 Note provided such Lien was in existence since on or about the original date such July 2015 $1,000,000 Note was purchased from the Borrower and since such date such Liens and security interests related hereto has not been amended, supplemented and/or otherwise modified.

(pp)      “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

(qq)      “Pledged Securities” has the meaning set forth in the definition of “Documents”

(rr)        “Principal Market” means the market or exchange on which the Common Stock is listed or quoted for trading on the date in question

(ss)       “Purchase Price” means the price to be paid by Lender to purchase such Lender’s Note.

(tt)         The “Required Reserve Amount” has the meaning set forth in Section 4.1(s).

(uu)       “Qualified Offering” means (i) a firm commitment public offering of shares of the Common Stock (and any other securities of the Company that may be sold along with shares of Common Stock in any such firm commitment public offering), (ii) the gross proceeds resulting from such firm commitment public offering are equal to or exceed, in the aggregate, $9,000,000, and (iii) (x) the shares of Common Stock, including, but not limited to, the Underlying Shares, are approved for listing and/or quotation on one of the exchanges or markets set forth below, and (y) on the next Trading Day following the date the Commission declares the registration statement registering under the Securities Act the sale of the shares of Common Stock (and any other securities being issued or sold in such Qualified Offering, if any), being sold to investors in such firm commitment public offering effective (the “Qualified Offering Conversion Date”), the shares of Common Stock and commence trading on the New York Stock Exchange, NYSE MKT, the Nasdaq Global market, the Nasdaq Global Select Members or the Nasdaq Capital Market.

(vv)       “RD SPA” has the meaning set forth in the definition of Simultaneous Transactions in this Section 1.

(ww)     “Registration Rights Agreement” means that certain registration rights agreement, date the date hereof, by and between the Borrower and the Lender pursuant to which the Borrower shall register the Underlying Shares for resale under the Securities Act, the form of which is annexed hereto as Exhibit C.

(xx)        “SEC” or “Commission” means the United States Securities and Exchange Commission.

(yy)       “SEC Reports” has the meaning set forth in Section 3.1(aa) hereof.

(zz)        “Securities” means the Notes and the Warrants purchased pursuant to this Agreement and all Underlying Shares and any securities of the Borrower issued in replacement, substitution and/or in connection with any exchange, conversion and/or any other transaction pursuant to which all or any of such securities of the Borrower to the Lender.

(aaa)     “Security Agreement” means the Security Agreement dated on or about the date hereof by and among the Borrower, the Subsidiaries of the Borrower, and the Lender and Dominion as hereinafter amended and/or supplemented altogether with all exhibits, schedules and annexes to such Security Agreement, pursuant to which all Liabilities and Indebtedness of the Borrower to the Lender under the Documents including, but not limited to, the Notes and Additional Notes are secured by the Collateral which security interest in the Collateral shall be perfected by the Lenders UCC-1, filed with the Secretary of State of the State of Nevada, to the extent perfectable by the filing of a UCC 1 Financing Statement and such other documents and instruments related thereto, which Security Agreement is annexed hereto as Exhibit E.

(bbb)     “Simultaneous Transactions” means each of the following:

(i)         Pursuant to a Securities Purchase Agreement dated as of September 30, 2015 by and between Delafield and the Borrower (the “RD SPA”), among other items, Delafield shall have purchased from the Borrower in a registered direct offering by the Borrower (i) $3,055,556 Stated Value of the Borrower’s shares of Series H 12% Convertible Preferred Stock (the “H Shares”) with each H Share having a stated value (the “Stated Value”) of $1,000 and having such other terms and conditions set forth in the Certificate of Designation for the H Shares (the “H Certificate”), and (ii) common stock purchase warrants to purchase shares of Common Stock of the Borrower (the “RD Warrants”);

(ii)        Pursuant to the Dominion Exchange, Dominion exchanged securities of the Borrower previously purchased by Dominion from the Borrower solely for Additional Notes;

(iii)       Pursuant to a Repurchase Agreement dated as September 23, 2015, by and between the Borrower and Discover Growth Fund, a Cayman Island company (“Discover”), the Borrower has repurchased, or has funds and executed documents in escrow, to purchase, shares of Series G Preferred Stock of the Company (the “G Shares”), and shares of Common Stock owned by Discover (collectively, the “Discover Securities”), which such Discover Securities represents all of the Securities of the Company owned by Discover and the Discover Releasing Parties (as defined in the Repurchase Agreement), for $4,750,000, and all shares of Common Stock reserved for issuance upon conversion of the G Shares become authorized but unissued shares of Common Stock, and the Borrower entered into such other documents and agreements with Discover so requested by the Lender and Dominion, all of which such documents shall be in form and substance satisfactory to the Lender in its sole discretion.

(ccc)     “Solvent” means, with respect to any Person, as of any date of determination, (i) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (iii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (iv) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

(ddd)    “Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person all of the Borrower’s Subsidiaries are set forth on Schedule 3.1(a) hereto.

(eee)     “Trading Day” means any day on which the Common Stock is traded on the Trading Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Trading Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Trading Market (or if the Trading Market does not designate in advance the closing time of trading on the Trading Market, then during the hour ending at 4:00:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Lender.

(fff)       “Trading Market” means any of the following markets or exchanges on which the Common Stock (or any other common stock of any other Person that references the Trading Market for its common stock) is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace, the OTCQB Marketplace, the OTCPink Marketplace or any other tier operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

(ggg)    “Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place, Woodmere, New York 11598 and a facsimile number of (646) 536-3179, and any successor transfer agent of the Borrower.

(hhh)    “Transfer Agent Irrevocable Instruction Letter” means the letter from the Company to the Transfer Agent which instructs the Transfer Agent to issue shares of Common Stock upon conversion of the Note, in the form of Exhibit D attached hereto.

(iii)        “UCC” means the Uniform Commercial Code of as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Lender’s Liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(jjj)         “Underlying Shares” means all Warrant Shares and Conversion Shares.

(kkk)     “Variable Rate Transaction” shall have the meaning set forth in Section 4.02(n) of this Agreement.

(lll)        “Warrant(s)” means the five (5) year Common Stock Purchase Warrants of the Borrower, the form of which is annexed hereto as Exhibit B.

(mmm)   “Warrant Shares” means all shares of Common Stock issuable upon exercise of the Warrants and/or any other securities issuable upon exercise of the Warrants.

1.2         Other Definitional Provisions.

(a)         Use of Defined Terms. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)         Accounting Terms. As used herein and in the other Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Borrower not defined in 1.1 and accounting terms partly defined in 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrower at “fair value”, as defined therein, and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof).

(c)         Construction. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)         UCC Terms. Terms used in this Agreement which are defined in the UCC shall, unless the context indicates otherwise or are otherwise defined in this Agreement, have the meanings provided for by the UCC.

ARTICLE 2

LOAN AND PURCHASE OF NOTES AND WARRANTS

2.1         Closing. The Closing shall occur at 10:00 am (EST) on the Closing Date at the offices of Gusrae Kaplan Nusbaum PLLC, 120 Wall Street, 25th Floor, New York, New York 10005, on the first (1st) Trading Day on which the conditions to Closing set forth in Section 5 hereof are satisfied or waived in writing as provided elsewhere herein, or on such other date and time as agreed to by the Borrower and Lender.

2.2         Conditions to Purchase of Notes and Warrants. Subject to the terms and conditions of this Agreement, the Lender will at the Closing, on the Closing Date, purchase from the Borrower the Notes and Warrants in the amounts and for the Purchase Price as set forth on Schedule 1, provided that (i) no Event of Default (or event that with the passage of time or the giving of notice, or both, would become an Event of Default), shall have occurred or would result therefrom; and (ii) the conditions in Section 5.01 have been satisfied.

2.3         Purchase Price and Payment of the Purchase Price for the Notes and Warrants. The Purchase Price for the Notes and Warrants to be purchased by the Lender shall be as set forth on Schedule 1 and shall be paid at the Closing, (less all of the Lender’s Expenses (as defined below)), by the Lender by wire transfer of immediately available funds to the Borrower in accordance with the Borrower’s written wiring instructions, against delivery of the Notes and Warrants. The Purchase Price for each Note purchased shall be ten (10%) less than the aggregate principal amount of each such Note purchased, which 10% discount shall constitute original issue discount.

2.4         Lender’s Cost and Expenses. On the Closing Date, all direct and indirect costs and expenses of the Lender related to the negotiation, due diligence, preparation, closing, and all other items regarding or related to this Agreement and the other Documents and all of the transactions contemplated herein and/or therein including, but not limited to, the Simultaneous Transactions, including, but not limited to the legal fees and expenses of the Lender’s legal counsel (collectively, the “Lender’s Expenses”), shall be due and payable from the Borrower to the Lender; and the Lender shall subtract from their respective Purchase Price to be paid to the Borrower for the purchase of the Notes and Warrants, all of such Lender’s Expenses. Although the Lender’s Expenses are the sole responsibility and obligation of the Borrower, but are being subtracted by the Lender from their respective Purchase Prices actually paid to the Borrower, such Lender’s Expenses shall constitute part of such Purchase Prices and shall not directly and/or indirectly reduce and or result in any set-off the aggregate principal amount of the Note or result in a set-off and/or reduction of any other funds owed by the Borrower to the Lender.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES; OTHER ITEMS

3.1         Representation and Warranties. Borrower (which for purposes of this Section 3 means the Borrower and all of its Subsidiaries), represents and warrants to the Lender that on the Closing Date:

(a)         Subsidiaries. All of the direct and indirect subsidiaries of the Borrower are set forth on Schedule 3.1(a). The Borrower owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)         Organization, Etc. Borrower is duly organized, validly existing and in good standing under the laws of the state of their respective organization and are duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(c)         Authorization: No Conflict. The execution, delivery and performance of the Documents and the transactions contemplated thereby by the Borrower, including, but not limited to, the sale and issuance of the Note and the Warrant for the Purchase Price, the reservation for issuance of the shares of Common Stock required to be reserved pursuant to the terms of the Notes, and Warrants and of the sale and issuance the Conversion Shares into which the Notes are convertible into and the Warrant Shares issuable upon exercise of the Warrant (i) are within Borrower’s corporate powers, (ii) have been duly authorized by all necessary action by or on behalf of Borrower (and/or its shareholders to the extent required by law), (iii) the Borrower has received all necessary and/or required governmental, regulatory and other approvals and consents (if any shall be required), (iv) do not and shall not contravene or conflict with any provision of, or require any consents under (1) any law, rule, regulation or ordinance, (2) Borrower’s organizational documents; and/or (3) any agreement binding upon Borrower or any of Borrower’s properties except as would not reasonably be expected to have a Material Adverse Effect, and (v) do not result in, or require, the creation or imposition of any Lien and/or encumbrance on any of Borrower’s properties or revenues pursuant to any law, rule, regulation or ordinance or otherwise.

(d)         Validity and Binding Nature. The Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e)         Title to Assets. Borrower has good and marketable title to all assets owned by Borrower.

(f)         No Violations of Laws. Borrower is not in violation of any law, ordinance, rule, regulation, judgment, decree or order of any federal, state or local governmental body or court and/or regulatory or self-regulatory body.

(g)         Burdensome Obligations. Borrower is not a party to any indenture, agreement, lease, contract, deed or other instrument, or subject to any partnership restrictions or has any knowledge of anything which could have a Material Adverse Effect.

(h)         Taxes. All federal, and material state and local tax returns required to be filed by Borrower have been filed with the appropriate governmental agencies and all taxes due and payable by Borrower have been timely paid.

(i)         Employee Benefit Plans. The term “Plan” means an “employee pension benefit plan” (as defined in Section 3 of Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”)) which is or has been established or maintained, or to which contributions are or have been made, by Borrower or by any member of the Controlled Group. Each plan and/or employee benefit plan, if any, (as defined in Section 3(3) of ERISA) maintained by Borrower complies in all material respects with all applicable requirements of law and regulations and all payments and contributions required to be made with respect to such plans have been timely made.

(j)         Federal Laws and Regulations. Borrower is not (i) an “investment Borrower” or a Borrower “controlled”, whether directly or indirectly, by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; or (ii) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

(k)         Fiscal Year. The fiscal year of Borrower ends on December 31 of each year.

(l)         Subsidiaries; Etc. All Subsidiaries of the Borrower and the locations thereof on the Closing Date are set forth in the SEC Reports. The SEC Reports set forth as of the Closing Date, Borrower’s jurisdiction of organization and the location of Borrower’s executive offices and other places of business.

(m)       Officers and Ownership. As of the date hereof, the Persons set forth in the SEC Reports holds the respective office or offices, position or positions (including director positions if a director), in Borrower and (ii) own the percentage of each and every class of issued and outstanding capital stock, other ownership interests and/or securities of Borrower and the voting power over said capital stock, other ownership interests and/or securities of Borrower.

(n)         Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i)         No Disqualification Events. Neither the Borrower, nor any of its predecessors, affiliates, any manager, executive officer, other officer of the Borrower participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Borrower’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Borrower in any capacity as of the date of this Agreement and on the Closing Date (each, a “Borrower Covered Person” and, together, “Borrower Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Borrower has exercised reasonable care to determine (i) the identity of each person that is a Borrower Covered Person; and (ii) whether any Borrower Covered Person is subject to a Disqualification Event. The Borrower will comply with its disclosure obligations under Rule 506(e).

(ii)         Other Covered Persons. The Borrower is not aware of any person (other than any Borrower Covered Person) that has been or will be paid (directly or indirectly) remuneration in connection with the Loan and the Note and/or the Warrants that is subject to a Disqualification Event (each an “Other Covered Person”).

(iii)       Reasonable Notification Procedures. With respect to each Borrower Covered Person, the Borrower has established procedures reasonably designed to ensure that the Borrower receives notice from each such Borrower Covered Person of (i) any Disqualification Event relating to that Borrower Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Borrower Covered Person; in each case occurring up to and including the Closing Date.

(iv)       Notice of Disqualification Events. The Borrower will notify the Lender immediately in writing upon becoming aware of (i) any Disqualification Event relating to any Borrower Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Borrower Covered Person and/or Other Covered Person.

(o)         Accuracy of Information, etc. No statement or information contained in this Agreement, the SEC Reports, any other Document or any other document, certificate or statement furnished to the Lender by or on behalf of Borrower in writing for use in connection with the transactions contemplated by this Agreement and/or the other Documents, contained as of the date such statement, information, document or certificate was made or furnished, as the case may be, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not materially misleading. There is no fact known to Borrower that could have a Material Adverse Effect that has not been expressly disclosed herein, in the other Documents, or in any other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby and by the other Documents.

(p)         Solvency. Borrower is as of the date hereof Solvent; and shall be Solvent immediately prior to, and immediately following the Closing, after giving effect to the incurrence of all Indebtedness and all other obligations being incurred by the Borrower pursuant hereto and the other Documents including, but not limited to, all Liabilities and pursuant to the other Documents and the use of the Purchase Prices as provided elsewhere herein.

(q)         Affiliate Transactions. Other than as disclosed in the SEC Reports, Borrower has not purchased, acquired or leased any property from, or sold, transferred or leased any property to, or entered into any other transaction with (i) any Affiliate, (ii) any officer, director, manager, shareholder or member of Borrower or any Affiliate of any thereof, or (iii) any member of the immediate family of any of the foregoing, except on terms comparable to the terms which would prevail in an arms-length transaction between unaffiliated third parties and have been disclosed to the Lender in writing.

(r)         Intellectual Property. The Borrower has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and the Borrower has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned. The Borrower has not received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Borrower, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Borrower has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Intellectual Property Rights of the Borrower are set forth in the SEC Reports.

(s)         Variable Rate Securities. The Borrower has not directly and/or indirectly entered into, nor has any agreement, intention and/or obligation to enter into any Variable Rate Transaction.

(t)         USA Patriot Act. Borrower is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”). No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(u)         Foreign Asset Control Laws. Borrower is not a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

(v)         Indebtedness; Liens, Etc. Except for Permitted Indebtedness and Permitted Liens, the Borrower has no Indebtedness nor any Liens.

(w)         Authorization; Enforcement. All corporate action on the part of the Borrower, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Documents and the performance of all obligations of the Borrower under the Documents, and have been taken on or prior to the date hereof. Each of the Documents has been duly executed by the Borrower and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(x)         Valid Issuance of the Notes, Warrants and Underlying Shares, Etc. Each of the Notes and Warrants has been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and all restrictions on transfer other than those expressly imposed by the federal securities laws and vest in the Lender full and sole title and power to the Notes and the Warrants purchased hereby by the Lender, free and clear of all Liens, and restrictions on transfer other than those imposed by the federal securities laws. All Conversion Shares when issued pursuant to conversion of the Note; and all Warrant Shares when issued pursuant to any exercise of the Warrants, will be duly and validly issued, fully paid and nonassessable, will be free and clear of all Liens and all restrictions on transfer other than those expressly imposed by the federal securities laws and vest in the holder full and sole title and power to such securities. The Borrower has reserved from its duly authorized unissued Common Stock, the Required Reserve Amount, which Required Reserve Amount shall be continuously determined by the Borrower to ensure that the Required Reserve Amount is in reserve with the Transfer Agent at all times. The Warrants, the Notes, Warrant Shares and all Conversion Shares shall sometimes be collectively referred to as the “Securities.”

(y)         Offering. The offer and sale of the Notes and Warrants as contemplated by this Agreement, the Notes and the Warrants, are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Borrower nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(z)         Capitalization and Voting Rights. The authorized capital stock of the Borrower and all securities of the Borrower issued and outstanding are set forth in the SEC Reports as of the dates reflected therein. All of the outstanding shares of Common Stock and other securities of the Borrower have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the SEC Reports, there are no agreements or arrangements under which the Borrower is obligated to register the sale of any of the Borrower’s securities under the Securities Act. Except as set forth in the SEC Reports, no shares of Common Stock and/or other securities of the Borrower are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Borrower is or may become bound to issue additional shares of the capital stock and/or other securities of the Borrower or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Borrower other than those issued or granted in the ordinary course of business pursuant to the Borrower’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Borrower to sell restricted securities and/or as set forth in the SEC Reports, the Borrower is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock and/or other securities of the Borrower. Except as set forth in the SEC Reports, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants, options and/or any other securities of the Borrower when any such securities of the Borrower were issued complied with all applicable federal and state securities laws, and no current and/or prior holder of any securities of the Borrower has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the SEC Reports, there are no securities or instruments of the Borrower containing anti-dilution or similar provisions that will be triggered by the issuance and/or sale of the Securities and/or the consummation of the transactions described herein or in any of the other Documents.

(aa)      SEC Reports. The Borrower is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and the Borrower is current in its filing obligations under the Exchange Act, including, without limitation, as to its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (collectively, the “SEC Reports”). The SEC Reports, at the time filed with the SEC, did not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading. All financial statements included in the SEC Reports (the “Financial Statements”) have been prepared in accordance GAAP applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Borrower as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

(cc)      Sarbanes-Oxley Act. The Borrower is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(ee)       Arbitration, Absence of Litigation. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, the Common Stock or any of the Borrower’s officers or directors or 5% or greater shareholders in their capacities as such.

(gg)       Material Changes; Undisclosed Events, Liabilities or Developments. Except as provided in Schedule 3.1(gg), since the date of the latest audited Financial Statements included in the SEC Reports, except as specifically disclosed in a subsequent Public Report filed with the SEC prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Borrower has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Borrower’s Financial Statements pursuant to GAAP or disclosed in Public Reports pursuant to SEC rules and/or regulations, (iii) the Borrower has not altered its method of accounting, (iv) the Borrower has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Borrower has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Borrower stock option plans. The Borrower does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Borrower or its business, properties, operations, assets or financial condition, that would be required to be disclosed by the Borrower under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(hh)       Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Documents, the Borrower confirms that neither it nor any other Person acting on its behalf has provided the Lender or its agents or counsel with any information that constitutes material, non-public information. The Borrower understands and confirms that the Lender will rely on the Documents, the information included therein including, but not limited to, the foregoing representation and the SEC Reports in purchasing the Notes and Warrants. All of the disclosure furnished by or on behalf of the Borrower to the Lender in the Documents and/or in the SEC Reports regarding, among other matters relating to the Borrower, its business and the transactions contemplated in the Documents, are true and correct in all material respects as of the date made and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Borrower acknowledges and agrees that the Lender does not make nor has it made any representations or warranties with respect to the transactions contemplated in the Documents other than those specifically set forth in Section 7 hereof.

(ii)         No Integrated Offering. Assuming the accuracy of the representations and warranties set forth in Section 7, neither the Borrower, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance and/or sale of the Securities to be integrated with prior offerings of securities by the Borrower for purposes of (i) the Securities Act which would require the registration of any such Securities and/or securities of the Borrower under the Securities Act, or (ii) any shareholder approval provisions of any Trading Market on which any of the securities of the Borrower are listed, eligible for quotation and/or designated.

(jj)         Bankruptcy Status; Indebtedness. The Borrower has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable representation date. All outstanding secured and unsecured Indebtedness (as defined below) of the Borrower, or for which the Borrower has commitments, is set forth in the SEC Reports.

(kk)       Regulation M Compliance. The Borrower has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Borrower to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Borrower.

(ll)         No Consents, Etc. No direct or indirect consent, approval, authorization or similar item is required to be obtained by the Borrower to enter into this Agreement, the Note, the Warrant and/or the other Documents to which it is a party and to perform or undertake any of the transactions contemplated pursuant to this Agreement, the Note, the Warrant and/or any of the other Documents to which it is a party.

(mm)     Listing of Securities. All Underlying Shares and Warrant Shares have been approved for listing or quotation on the Trading Market, subject only to notice of issuance.

(nn)      Dilutive Effect. The Borrower understands and acknowledges that the number of Conversion Shares issuable pursuant to terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Borrower further acknowledges that its obligation to issue Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Borrower.

(oo)       Application of Takeover Protections; Rights Agreement.  The Borrower and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Borrower’s Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to the Lender as a result of the transactions contemplated by this Agreement and/or the other Documents, including, without limitation, the Borrower’s issuance of the Securities and Lender’s ownership of the Securities. The Borrower has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Borrower.

(pp)       Manipulation of Price. The Borrower has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Borrower to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Borrower.

(qq)      DTC Eligible. The Common Stock is DTC eligible and DTC has not placed a “freeze” or a “chill” on the Common Stock and the Borrower has no reason to believe that DTC has any intention to make the Common Stock not DTC eligible, or place a “freeze” or “chill” on the Common Stock.

(rr)        No Delisting from Trading Market. The Common Stock is eligible for quotation on the Principal Market and the Borrower has no reason to believe that the Principal Market has any intention of delisting the Common Stock from the Principal Market.

(ss)       No General Solicitation.  Neither the Borrower, nor any of its affiliates, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Borrower has not engaged any placement agent or other agent in connection with the sale of the Securities.

(tt)         Acknowledgment Regarding Lender’s Purchase of Notes and Warrants.  The Borrower acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length purchaser with respect to the other Documents and the transactions contemplated hereby and thereby and that the Lender is not (i) an officer or director of the Borrower, (ii) an Affiliate of the Borrower or (iii) to the knowledge of the Borrower, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act.  The Borrower further acknowledges that the Lender is not acting as a financial advisor or fiduciary of the Borrower (or in any similar capacity) with respect to the Documents and the transactions contemplated hereby and thereby, and any advice given by the Lender or any of its representatives or agents in connection with the Documents and the transactions contemplated hereby and thereby is merely incidental to the Lender’s purchase of the Securities.  The Borrower further represents to the Lender that the Borrower’s decision to enter into the Documents has been based solely on the independent evaluation by the Borrower and its representatives.

(uu)       Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Borrower and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Borrower in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(vv)      Subsidiary Rights.  The Borrower has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Borrower or any Subsidiary.

(ww)     Internal Accounting and Disclosure Controls.  The Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Borrower maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Borrower in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Borrower in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Borrower’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Except as disclosed in the SEC Reports, during the twelve months prior to the date hereof the Borrower has not received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Borrower

ARTICLE 4

COVENANTS

4.1         Affirmative Covenants. Commencing on the Closing Date and until all the Liabilities are paid in full and this Agreement, Borrower covenants and agrees that:

(a)         Financial Statements and Certificates. While any amounts are owed to the Lender from the Borrower (including, but not limited to, any Liability), Borrower will furnish the following to the Lender, all in form and scope acceptable to the Lender, unless such information is included in the Borrower’s most recent SEC Reports:

(i)         within 105 days after the close of each fiscal year of Borrower, a copy of the annual report of Borrower consisting of a balance sheet, statement of operating results and retained earnings, statement of cash flows and notes to financial statements, profit and loss statement and statement of changes in financial position of Borrower, prepared in conformity with GAAP, duly prepared by certified public accountants of recognized standing selected by Borrower and reasonably approved by the Lender;

(ii)        within 45 days after the end of each fiscal quarter, (a) a copy of an unaudited financial statement of Borrower prepared in the same manner as the report referred to in paragraph (i) above, signed by the chief financial officer of Borrower and consisting of a balance sheet as at the close of such fiscal quarter and statements of earnings, cash flow, income and source and application of funds for such fiscal quarter and for the period from the beginning of such fiscal year to the close of such fiscal quarter, and (b) a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by the chief executive officer or chief financial officer of Borrower, stating that Borrower has not become aware of any Event of Default that has occurred and is continuing or, if there is any such Event of Default describing it and the steps, if any, being taken to cure it;

(iii)       a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by the chief executive officer and chief financial officer of Borrower, stating that Borrower has not become aware of any Event of Default that has occurred and is continuing or, if there is any such Event of Default describing it and the steps, if any, being taken to cure it;

(iv)       copies of any and all reports, examinations, notices, warnings and citations issued by any governmental or quasi-governmental (whether federal, state or local), unit, agency, body or entity with respect to Borrower that could have a Material Adverse Effect; and

(v)       such other information as the Lender from time to time reasonably requests.

(b)         Books, Records and Inspections. Borrower shall (i) maintain complete and accurate books and records; (ii) permit access by the Lender and its agents and/or representatives to such books and records as they relate to this Agreement, the Securities, and/or the other Documents; and (iii) permit such persons, upon two (2) days prior written notice, to inspect the properties, whether real or personal, and operations of Borrower.

(c)         Insurance. Borrower shall maintain such insurance as may be required by law and such other insurance to the extent and against such hazards and liabilities as is customarily maintained by companies similarly situated. All property insurance policies shall, within 30 days following the Closing Date, contain Lender loss payable clauses in form and substance reasonably satisfactory to the Lender, naming the Lender as a Lender loss payee, mortgagee and/or additional insured, as its interest may appear, and providing that such policies and Lender loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days (or ten (10) days in the case of non-payment of premiums) prior written notice thereof has been given to the Lender. All insurance proceeds received by the Lender may be retained by the Lender, in its sole discretion, for application to the payment of the Liabilities as the Lender may determine.

(d)         Taxes and Liabilities. Borrower shall pay when due all material taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves in conformity with GAAP have been established.

(e)         Maintenance of Business; Borrower Names. Borrower shall (i) keep all property and systems useful and necessary in its business in good working order and condition, (ii) preserve its existence, rights and privileges in the jurisdiction of its organization or formation, as set forth on the SEC Reports an become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary (iii) not operate in any business other than a business substantially the same as the business as in effect on the date of this Agreement; provided, however, that it may change its jurisdiction of organization or formation establishment upon thirty (30) days prior written notice to the Lender. Borrower shall give Lender thirty (30) days’ prior written notice before Borrower changes its name or does business under any other name.

(f)         Employee Benefit Plans, Etc. Borrower shall (i) maintain each plan and/or each employee benefit plan as to which it may have any liability in substantial compliance with all applicable requirements of law and regulations; (ii) make all payments and contributions required to be made pursuant to such Plans and/or plans in a timely manner; and (iii) neither establish any new Plan and/or employee benefit plan, agree or contribute to any Plan and/or multi-employer plan nor amend any existing Plan and/or employee pension benefit plan in a manner which would increase its obligation to contribute to such Plan and/or plan.

(g)         Good Title. Borrower shall at all times maintain good and marketable title to all of its assets necessary for the operation of its business.

(h)         Maintenance of Intellectual Property Rights. The Borrower will take all reasonable action necessary or advisable to maintain all of the Intellectual Property Rights of the Borrower that are necessary or material to the conduct of its business in full force and effect.

(i)         Locations. Borrower shall give the Lender thirty (30) days prior written notice of a change in (i) its jurisdiction of organization or the location of its Chief Executive Office or sole place of business or principal residence or (ii) its name.

(j)         Securities Law Disclosure; Publicity. (1) No later than 9:30 AM New York Time on the first Trading Day after the closing of the transactions contemplated hereby, the Borrower shall issue a Current Report on Form 8-K (the “Current Report”) disclosing the material terms of the transactions contemplated hereby, and including the Documents required to be included in such Current Report as exhibits thereto, within the time required by the Exchange Act. From and after the issuance of the Current Report, the Borrower represents to the Lender that the Borrower shall have publicly disclosed all material, non-public information delivered to the Lender, if any, as of such time by the Borrower, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated by the Documents. The Borrower shall afford the Lender and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Lender and its counsel on the form and substance of, and shall give due consideration to all such comments from the Lender and its counsel on, any press release, SEC filing or any other public disclosure made by or on behalf of the Borrower relating to the Lender, the Documents and/or the transactions contemplated by any Document, prior to the issuance, filing or public disclosure thereof, and the Borrower shall not issue, file or publicly disclose any such information to which the Lender shall reasonably object, unless required by law. For the avoidance of doubt, the Borrower shall not be required to submit for review any such disclosure contained in periodic reports filed with the SEC under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing.

(2)         The Borrower confirms that neither it nor any other person acting on its behalf shall provide the Lender or their agents or counsel with any information that constitutes or might constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Borrower in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Borrower or any person acting on its behalf (as determined in the reasonable good faith judgment of the Lender), in addition to any other remedy provided herein or in the other Transaction Documents, if the Lender is holding any securities of the Borrower at the time of the disclosure of material, non-public information, the Lender shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Borrower; provided such Lender shall have first provided notice to the Borrower that it believes it has received information that constitutes material, non-public information, the Borrower shall have 48 hours publicly to disclose such material, non-public information prior to any such disclosure by the Investor or demonstrate to the Lender in writing why such information does not constitute material, non-public information, and (assuming the Lender and Lender’s counsel disagree with the Borrower’s determination) the Borrower shall have failed to publicly disclose such material, non-public information within such time period. The Lender shall not have any liability to the Borrower, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Borrower understands and confirms that the Lender shall be relying on the foregoing covenants and obligations in effecting transactions in securities of the Borrower.

(k)         Notices. Borrower shall, after receipt of knowledge thereof, give prompt written notice to the Lender of:

(i)         the occurrence of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default;

(ii)         any litigation, investigation or proceeding which may exist at any time between Borrower and any governmental authority, that in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

(iii)         any litigation or proceeding affecting Borrower (1) in which the amount involved is $50,000 or more, (2) in which injunctive and/or other equitable relief is sought and/or (3) which relates to the Lender, any Document and/or any of the transactions contemplated by any Document;

(iv)         any Lien (other than security interests created hereby or Permitted Liens) and/or any Indebtedness other than Indebtedness related to the Documents or Permitted Indebtedness; and

(v)         Any matter, development and/or event that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any such matter arising from: any breach or non-performance of, or any default, terms of default or event of default under the Documents, and/or any other material agreements that the Borrower is a party to and/or any of its property is bound by;

Each notice pursuant to this Section 4.1(k) shall be accompanied by a statement of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto.

(l)         Environmental Laws. Borrower shall (i) comply in all material respects with, and endeavor to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and endeavor to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all governmental authorities regarding Environmental Laws.

(m)        Further Assurances. Borrower shall, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Lender may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Documents. Upon the exercise by the Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Lender may be required to obtain from Borrower for such governmental consent, approval, recording, qualification or authorization.

(n)         Reservation of Shares.  So long as any Securities or other warrants owned by the Lender (and/or a transferee thereof), are owned beneficially and/or of record by the Lender or any transferee thereof, the Borrower covenants and agrees that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to (the “Required Reserve Amount”) (i) 300%, multiplied by (ii) the Required Minimum (as defined below) for the sole purpose of issuance upon conversion of the Notes, payment of interest on the Notes, and exercise of the Warrants and other warrants owned beneficially and/or of record by the Lender (and/or any transferee thereof), free from preemptive rights or any other actual contingent purchase rights of Persons other than the Lender (and any other holders of any Notes, Warrants and/or warrants transferred from a Lender), The Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable, and, at such times as a registration statement covering such shares is then effective under the Securities Act, will be registered for public resale in accordance with such registration statement.  For purposes of this Agreement, the “Required Minimum” shall mean the sum of (I) the quotient obtained by dividing the sum of (A) (i) all outstanding Indebtedness represented by the Notes, (ii) all interest thereon (whether accrued or not), (iii) the Stated Value of all H Shares then held by the Lender plus all dividends and other amounts due thereon and (iv) and/or other amounts owed under the Documents and/or the RD SPA, including Liabilities to the Lender from the Borrower (including but not limited to Late Fees, and liquidated damages),  by (B) the lower of (i) the Conversion Price (as defined in the Notes) on the date of Closing, and (b) in the event that the average closing bid price or closing sale price, as the case may be, immediately prior to Trading Day that any determination of the Required Reserve Amount is calculated, the average closing bid price or sale price (as the case may be) for a share of Common Stock for the 5 consecutive Trading Days immediately prior to the determination date is below the Conversion Price, the Alternative Conversion Price, plus (II) the quotient of (A) the sum of all shares of Common Stock issuable upon exercise of all Warrants and RD Warrants owed by the Lender or any transferee thereof, divided by (B) the lower of (i) the Exercise Price (as defined in the Warrants) of the Warrants and the RD Warrant’s Exercise Price (as defined in the RD Warrants) on the Closing Date, and (ii) if the Exercise Price of either the Warrants or the RD Warrants is below the average closing bid price or closing sale price, as the case may be, for a Share of Common Stock on the Trading Market for the 5 consecutive Trading Days prior to the particular date of the determination, the Alternative Conversion Price. The Borrower shall be required to calculate the Required Minimum on the first Trading Day of each month that any Securities and/or warrants are outstanding and provide such calculation to the Lender and the Transfer Agent promptly.  For purposes of calculating the Required Minimum, Borrower shall assume that all principal of all Notes will remain outstanding for eighteen (18) months and all accrued but unpaid interest hereon accrues at the rate of 18% per annum, is paid on the date 18 months from the Closing Date, and all Warrants (and RD Warrants) will remain unexercised for 5 years.

4.2         Negative Covenants. Until all the Liabilities are paid in full, Borrower covenants and agrees that:

(a)         Restricted Payments. Except to the Lender, the Borrower shall not directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, except for Permitted Indebtedness; provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, in no event shall the Borrower directly and/or indirectly make any payment to any officer, director, or 5% or greater beneficial holder of the Borrower’s voting stock or Common Stock or an affiliate of the Borrower and/or any affiliate of any such person representing the direct and/or indirect repayment of Indebtedness, premiums and/or interest on Indebtedness, unpaid salaries, consulting fees, expenses, accrued but unpaid interest and/or otherwise, except as set forth in Schedule 4.2(a).

(b)         Restricted Issuances. Except to the Lender, the Borrower shall not, directly or indirectly, (i) issue any securities and/or Indebtedness (other than as contemplated by this Agreement and/or the Documents) or (ii) issue any other securities that would cause a breach or default, an event of default and/or an Event of Default under any Note and/or any other Document.

(c)         Restriction on Redemption and Dividends. Except to the Lender, the Borrower shall not, directly or indirectly, redeem, repurchase or declare or pay any dividend or distribution on any of its capital stock whether in cash, stock rights and/or property, except in connection with a Qualified Public Offering or as set forth in the SEC Reports.

(d)         Restriction on Transfer of Assets. The Borrower shall not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Borrower owned or hereafter acquired whether in a single transaction or a series of related transactions, other than sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Borrower in the ordinary course of business; provided, however, that in the event that the Borrower wishes to effect a transaction under this Section 4.2(d) it shall, prior to undertaking such effort, provide the Lender with a high-level understanding of the objectives and ideal terms of such anticipation transaction. No fewer than four (4) trading days prior to the execution of each of a binding term sheet and definitive documentation, the Borrower shall deliver to the Lender a written notice of any material terms and/or changes since the prior notice given to the Borrower and shall include a term sheet or similar document relating thereto as an attachment. Thereafter, upon receipt of draft execution copies of such definitive documentation, the transaction shall be subject to the Lender’s consent, which consent will not be unreasonably withheld. The Borrower shall file a Current Report on Form 8-K no later than 9:30am New York time on the next Trading Day following the execution of any such documentation.

(e)         Change in Nature of Business. The Borrower shall not, directly or indirectly, engage in any business substantially different from the business conducted by the Borrower on the Closing Date or any business substantially related or incidental thereto. The Borrower shall not, directly or indirectly, modify its or their corporate structure for any purpose.

(f)         Indebtedness. Borrower shall not incur or permit to exist any Indebtedness, except for Permitted Indebtedness.

(g)         Liens. Borrower shall not create or permit to exist any Liens or security interest with respect to any assets whether now owned or hereafter acquired and owned, except for Permitted Liens.

(h)         Guaranties, Loans or Advances. Borrower shall not become or be a guarantor or surety of, or otherwise become or be responsible in any manner with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to or investments in any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or to its order.

(i)         Violation of Law. Borrower shall not violate any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body if such violation could have a Material Adverse Effect.

(j)         Unconditional Purchase Obligations. Borrower shall not enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

(k)         Use of Proceeds. Borrower shall not permit any proceeds of the Loan to be used either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

(l)         Hedge Agreements. Borrower shall not enter into any hedge agreement other than hedge agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

(m)         ERISA. Borrower shall not create or become obligated under any Plan.

(n)         No Variable Rate Transactions, Etc. For as long as any Notes and/or Warrants remain outstanding, the Borrower shall not directly or indirectly (i)(I) consummate any exchange of any Indebtedness and/or securities of the Borrower for any other securities and/or Indebtedness of the Borrower, (II) cooperate with any person to effect any exchange of securities and/or Indebtedness of the Borrower in connection with a proposed sale of such securities from an existing holder of such securities to a third party), and/or (III) reduce and/or otherwise change the exercise price, conversion price and/or exchange price of any Common Stock Equivalent of the Borrower and/or amend any non-convertible Indebtedness of the Borrower to make it convertible into securities of the Borrower, (ii) issue or sell any of its securities either (I) at a conversion, exercise or exchange rate or price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock, and/or (II) with a conversion, exercise or exchange rate and/or price that is subject to being reset on one or more occasions either (x) at some future date after the initial issuance of such securities or (y) upon the occurrence of specified or contingent events directly or indirectly related to the business of the Borrower or the market for the Common Stock, and/or (iii) enter into any agreement (including, without limitation, an “equity line of credit” or an “at-the-market offering”) whereby the Borrower may sell securities at a future determined price. Any transaction contemplated in this Section 4.2(n), shall be referred to as a “Variable Rate Transaction.” The Lender shall be entitled to obtain injunctive relief against the Borrower to preclude any Variable Rate Transaction (without the need for the posting of any bond or similar item, which the Borrower hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right of the Lender to collect damages.

(o)         Transactions with Affiliates. The Borrower shall not directly and/or indirectly enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, lending funds to an Affiliate and/or borrowing funds from any Affiliate, the purchase, sale, lease, transfer or exchange of property, securities or assets of any kind or the rendering of services of any kind) with any officer, director, Affiliate and/or any Affiliate of such person.

(p)         Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary. The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary to any Person. Neither the Borrower nor any Subsidiary shall have any foreign Subsidiaries.

(q)         In partial consideration for the Lender purchasing the Notes, the Borrower expressly and irrevocably agrees for itself and each of its Subsidiaries that neither it nor any of its Subsidiaries will directly and/or indirectly at any time (i) waive any default and/or breach by the Seller (as defined in the Repurchase Agreement dated on or about September 30, 2015 by and between the Company and the Seller (the “Repurchase Agreement)) and/or any of its Affiliates of any provision of the Repurchase Agreement, (ii) immediately inform the Lender in writing of any such breach and/or default by the Seller and/or its Affiliates of the Repurchase Agreement, and/or (iii) waive and/or otherwise permit any action of the Seller and/or its Affiliates prohibited by the Repurchase Agreement.

ARTICLE 5

CLOSING CONDITIONS

5.1         Closing Conditions of the Lender. The Lender’s obligation to enter into the Documents and purchase the Note and Warrant is subject to the fulfillment of each and every one of the following conditions prior to or contemporaneously with the Lender entering into the Documents and purchasing the Note and Warrant (unless waived by Lender in writing in their sole and absolute discretion):

(a)         Delivery of Documents. The Lender shall have received from the Borrower each of the following (together with all Exhibits, Schedules, annexes to each of the following), in form and substance reasonably satisfactory to the Lender and its counsel, and where applicable, duly executed and recorded (to the extent required):

(i)         certificates of the Chief Executive Officer and Secretary of Borrower and certifying as to (a) copies of the Certificate of Incorporation and by-laws of the Borrower, as restated or amended as of the date of this Agreement; (b) all actions taken and consents made by the Borrower and its Board of Directors and shareholders, as applicable to authorize the transactions provided for or contemplated under this Agreement and the other Documents and the execution, delivery and performance of the Documents; (c) the names of the directors and officers of the Borrower authorized to sign the Documents, together with a sample of the true signature of each such Person and (d) that all representatives and warranties of the Borrower made herein and/or in any of the other Documents are true and correct in all respects;

(ii)         this Agreement;

(iii)       the Notes;

(iv)       the Warrants;

(v)        the Registration Right Agreement;

(vi)       the Security Agreement;

(vii)      the Intercreditor and Subordination Agreement;

(viii)     the Patent and Trademark Agreement

(ix)        the Leak-Out Agreement;

(x)        the Lock-Up Agreement:

(xi)       certificates of good standing for Borrower and each Subsidiary in the jurisdiction of each of such Persons incorporation or formation, in the principal places in which Borrower conducts business and in places in which each such Person owns real estate;

(xii)       the fully executed Transfer Agent Instruction Letter;

(xiii)      the Discount Pay-Off Letter;

(xiv)      the Perfection Certificate

(xv)       All Lender UCC Documents with proof of filing thereof;

(xvi)      a legal opinion of the Borrower’s corporate and securities counsel customarily given in connection with transactions of the nature set forth in this Agreement and the other Documents and in form and substance reasonably satisfactory to the Lender;

(xvii)     Such other documents, certificates, opinions, instruments and/or other items reasonable requested by the Lender and/or its legal counsel.

(b)          Approvals. The receipt by the Lender of all governmental and third party approvals necessary in connection with the continuing operations of Borrower, the execution and performance of the Documents and the transactions contemplated thereby, all of which consents/approvals shall be in full force and effect.

(c)          Additional Conditions. The fulfillment of each and every one of the following conditions prior to or contemporaneously with the making of the Loan.

(i)          Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to the Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

(ii)         No Events of Default. No breach, event of default, Event of Default or any event which with the passage of time or the giving of notice or both would become a breach event of default and/or an Event of Default shall have occurred or would result from the sale of the Note to the Lenders of the performance of any other transaction set forth or contemplated by any of the Documents.

(iii)        Fees, Etc. The Lender’s Expenses shall have been received by the Lender’s counsel.

(iv)        Compliance with Laws. The Borrower shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Borrower shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Borrower to the Lender).

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(v)         No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay the execution and performance of the Documents and/or any of the transactions contemplated by the Documents.

(vi)        No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened in writing, and no inquiry or investigation by any governmental authority shall have been commenced or threatened in writing, against the Borrower, or any of the officers, directors or affiliates of the Borrower, seeking to restrain, prevent or change the Documents and/or any of the transactions contemplated by the Documents, or seeking material damages in connection with such Documents and/or transactions.

(vii)       Listing of Securities. All of the Conversion Shares and Warrant Shares shall have been approved for listing or quotation on the Trading Market as of the Closing Date, in each case, and as required, without regard to any limitations on exercise of the Warrants and/or conversion of the Note including, but not limited to, Beneficial Ownership Limitations.

(viii)      No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(ix)         Current Public Information. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Borrower with the SEC since January 1, 2013, pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, shall have been filed with the SEC under the Exchange Act.

(x)          No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended and/or halted by the SEC, the Principal Trading Market or FINRA. The Borrower shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Principal Trading Market), trading in securities generally as reported on the Principal Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities, there shall not have been imposed any suspension of electronic trading or settlement services by the Depository Trust Company (“DTC”) with respect to the Common Stock that is continuing, the Borrower shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Borrower in writing that DTC has determined not to impose any such suspension), nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis that has had or would reasonably be expected to have a material adverse change in any U.S. financial, credit or securities market that is continuing.

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(xi)        Simultaneous Transactions. All of the Simultaneous Transactions shall have occurred (or have been waived); and

(xii)       2015 Shareholder Meeting Conditions. The 2015 Shareholder Meeting Conditions have been satisfied in the sole discretion of the Lender.

(xiii)      Completion of Due Diligence. Lender shall have completed its legal, business and financial due diligence of the Borrower to their full satisfaction and are fully satisfied with the results thereof.

(xiv)      Lock-Ups. Each of the Persons set forth on Schedule 5.1 (c) (xiv) have signed a Lock-Up Agreement and provided executed copies to the Lender.

(xv)       Leak-Out Agreements. The Lender has entered into Leak-Up Agreements

(xvi)      Lender UCC Documents. All Lender UCC Documents shall be in form and substantially satisfactory to the Lender and shall have been filed with the Secretary of State.

5.2         Closing Conditions of Borrower. The obligation of the Borrower to sell and issue the Note and the Warrant to the Lender at the Closing is subject to the fulfillment, to the Borrower’s reasonable satisfaction, prior to or contemporary at the Closing, of each of the following conditions (unless waived by the Borrower):

(a)          Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to the Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

(b)          No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Documents.

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(c)          Receipt of the Purchase Price. The Borrower shall receive at or substantially simultaneously with the Closing, the Purchase Price of the Lender set forth on Schedule 1 hereto (less all of the Lender’s Expenses).

ARTICLE 6
MISCELLANEOUS

6.1           No Waiver; Modifications In Writing. No failure or delay on the part of the Lender in exercising any right, power or remedy pursuant to the Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification, supplement, termination or waiver of any provision of the Documents, nor any consent by the Lender to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Lender. Any waiver of any provision of the Documents and any consent by the Lender to any departure by Borrower from the terms of any provision of the Documents shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

6.2           Set-Off. The Lender shall have the right to set-off, appropriate and apply toward payment of any of the Liabilities, in such order of application as the Lender may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of Borrower which is in transit to or in the possession, custody or control of Lender, or any agent, bailee, or Affiliate of the Lender. Borrower hereby grants to Lender a security interest in all such property.

6.3           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, facsimile or e-mail if sent during normal business hours of the recipient; if not, then on the next Trading Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt:

If to Borrower:

Amarantus Bioscience Holdings, Inc.

655 Montgomery Street, Suite 900

San Francisco, CA 94111

Attn: Gerald Commissiong

Fax: (408) 852-4427

Telephone: (_) ___-____

Email:  ____________

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With copies to

(which shall not constitute notice):

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attn: Jeffrey Fessler, Esq.

Fax: (212) 930-9725

If to Delafield:

Delafield Investments Limited

c/o Magna Group

5 Hanover Square

New York, NY 10004

Attention: Marc Manuel

Telephone Number: (347) 491-4240

Fax: (646) 737-9948

Email: research@mag.na

With copies to

(which shall not constitute notice):

Gusrae Kaplan Nusbaum PLLC

120 Wall Street

New York, New York 10005

Attention:  Lawrence G. Nusbaum, Esq.

Phone:  (212) 269-1400

Fax No.:  (212) 809-5449

Email: LNusbaum@gusraekaplan.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

6.4         Costs, Expenses and Taxes. Notwithstanding anything to the contrary provided herein or elsewhere, Borrower agrees to pay (A) on the Closing Date all of the Lender’s Expenses; and (B) following the Closing Date, all fees and expenses incurred by the Lender (including, but not limited to, outside counsel to the Lender) in connection with the administration and enforcement of the Documents and/or and the Loan. In addition, Borrower shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of the Documents agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. If any suit or proceeding arising from any of the foregoing is brought against the Lender, Borrower, to the extent and in the manner directed by Lender, will resist and defend such suit or proceeding or cause the same to be resisted and defended by counsel approved by Lender. If Borrower shall fail to do any act or thing which each has covenanted and/or agreed to do under this Agreement and/or any other Document or any representation or warranty on the part of Borrower contained in this Agreement and/or any other Document shall be breached, the Lender may, in its sole and absolute discretion, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose; and any and all amounts so expended by the Lender shall be repayable to the Lender by Borrower immediately upon the Lender’s demand therefor, with interest at a rate equal to eighteen (18%) percent during the period from and including the date funds are so expended by the Lender to the date of repayment in full, and any such amounts due and owing to the Lender shall be deemed to be part of the Liabilities secured hereunder and under the other Documents. The obligations of Borrower under this 6.4 shall survive the termination of this Agreement and the discharge of the other obligations of Borrower under the Documents.

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6.5           Indemnity, Etc. In addition to the payment of expenses pursuant to 6.4, whether or not all and/or any of the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold the Lender, and the Lender’s assignees and affiliates and their respective officers, directors, employees, agents, consultants, auditors, and attorneys of any of them (collectively called the “Indemnities”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of the SEC Reports, this Agreement and/or the other Documents, the consummation of the transactions contemplated by this Agreement and the other Documents, the statements contained in any term sheet delivered by the Lender, the Lender’s agreement to make the Loan, the use or intended use of the proceeds of the Loan or the exercise of any right or remedy hereunder or under the other Documents (the “Indemnified Liabilities”); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities directly resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction by a final and nonappealable judgment. In no event shall the Lender and/or any of their respective employees, agents, partners, affiliates, members, equity and/or debt holders, managers, officers, directors and/or other related or similar type of Person, have any liability to the Borrower and/or any of its officers, directors, employees, agent, attorneys, affiliates, consultants, equity and/or debt holders except for any actions or lack of actions of such persons that are found by a court of competent jurisdiction after the time for all appeals has passed to have resulted directly from Lender’s intentional misconduct or gross negligence.

6.6           Counterparts; Signatures. This Agreement may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement and the Documents may be executed by any party to this Agreement or any of the Documents by original signature, facsimile and/or electronic signature.

6.7           Binding Effects; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the Lender, Borrower and their respective successors, assigns, representatives and heirs. Borrower shall not assign any of its rights nor delegate any of its obligations under Documents without the prior written consent of the Lender. The Lender may delegate any of its obligations under the Documents without the prior written consent of Borrower, the Lender may assign any of its rights, hereunder, and/or in any of the other Documents, subject only to compliance with the federal securities laws.

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6.8           Headings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

6.9           Entire Agreement. This Agreement, together with the other Documents, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and supersedes all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of this Agreement and the other Documents. The Lender makes no covenants to Borrower, including, but not limited to, any commitments to provide any additional financing to Borrower.

6.10         GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED EXCLUSIVELY IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS.

6.11         Severability Of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.12         Conflict. In the event of any conflict between this Agreement and any of the other Documents, the terms and provisions of the Documents so chosen by the Lender shall govern and control.

6.13         Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. Lender hereby notifies Borrower that pursuant to the requirements of the Act and such Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and addresses of Borrower and such other information that will allow the Lender to identify Borrower in accordance with the Act. In addition, Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its Subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

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6.14         JURISDICTION; WAIVER. BORROWER ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE LENDER IN PARTIAL CONSIDERATION OF THE LENDER’S RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISION OF THIS AGREEMENT AND THE DOCUMENTS. BORROWER IRREVOCABLY CONSENTS TO THE EXCLUSIVE AND SOLE JURISDICTION IN NEW YORK, NEW YORK AND VENUE IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT NEW YORK, NEW YORK IS NOT CONVENIENT. BORROWER WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST THE LENDER IN ANY JURISDICTION EXCEPT NEW YORK, NEW YORK. THE LENDER AND BORROWER HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN, THE DOCUMENTS AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE DOCUMENTS.

6.15         SERVICE OF PROCESS. BORROWER AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 6.3 OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. BORROWER AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUIT, ACTION OR PROCEEDING, AND (ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO BORROWER. SOLELY TO THE EXTENT PROVIDED BY APPLICABLE LAW, SHOULD BORROWER, AFTER BEING SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE DELIVERY OR MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. NOTHING HEREIN SHALL AFFECT THE LENDER’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

6.16         Survival. The representations, and warranties of Borrower herein and/or in the other Documents shall survive the execution and delivery hereof and the Closing Date; the obligations, Liabilities, agreements and covenants of the Borrower set forth herein and/or in the other Documents shall survive the execution and delivery hereof and the Closing Date, as shall all rights and remedies of the Lender set forth in this Agreement and/or in any of the other Documents.

6.17         No Integration. Neither the Borrower, nor any of its affiliates, nor any person acting on behalf of the Borrower or such affiliate, will sell, offer for sale, or solicit offers to buy or otherwise negotiate with respect to any security (as defined in the Securities Act) which will be integrated with the sale and/or issuance of any of the Securities in a manner which would require the registration of the Securities under the Securities Act, or require stockholder approval, under the rules and regulations of the Trading Market for the Common Stock. The Borrower will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Trading Market, with the issuance of Securities contemplated herein.

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6.18         No Frustration. From and after the date hereof and so long as the Note is outstanding, the Borrower, nor any of its respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Lender (which consent may be withheld, delayed or conditioned in the Lender’s sole discretion), effect, enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction (or issue, amend or waive any security) that would or would reasonably be expected to restrict, delay, conflict with or impair the ability or right of the Borrower to timely perform its obligations under the Documents.

6.19         Finders’ Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction, except as set forth herein. The Borrower shall indemnify and hold harmless the Lender from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Borrower or any of its officers, employees or representatives is responsible.

6.20         Rule 144 Availability; Public Information. At all times from the date hereof through and including the date none of the Securities are outstanding (the “Required Period”) Borrower shall ensure the Lender can sell the Underlying Shares pursuant to and in accordance with Rule 144 under the Securities Act. If, (i) at any time during the Required Period, the Borrower shall fail for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act (a “Public Information Failure”), or (ii) the Borrower shall fail to take such action as is reasonably requested by the Lender to enable the Lender to sell the any of the Securities pursuant to Rule 144 under the Securities Act (including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Borrower’s transfer agent as may be reasonably requested from time to time by the Lender and otherwise fully cooperate with Lender and Lender’s broker to effect such sale of the Securities pursuant to Rule 144 under the Securities Act) (a “Process Failure”) then, in either case, in addition to the Lender’s other available remedies, the Borrower shall pay to the Lender, as liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell any Underlying Shares, an amount in cash equal to five (5.0%) percent of the aggregate principal amount of the Notes held by a Lender on the day of a Public Information Failure or Process Failure, as applicable, and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until (a) in the case of a Process Failure, the date such Process Failure is cured, or (b) in the case of a Public Information Failure, the earlier of (1) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Lender to transfer the Securities pursuant to Rule 144 under the Securities Act. The payments to which the Lender shall be entitled pursuant to this Section 6.20 are referred to herein as “Rule 144 Failure Payments”. Rule 144 Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Rule 144 Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Rule 144 Failure Payments is cured.

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ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF THE LENDER

7.1           Authorization. The Lender has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

7.2           Accredited Investor Status; Investment Experience. The Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

7.3           Reliance on Exemptions. The Lender understands that the Note is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Borrower is relying in part upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Note.

7.4           Information. The Lender has been furnished with all materials relating to the business, finances and operations of the Borrower and materials relating to the offer and sale of the Note and Warrant which have been requested by the Lender. The Lender has been afforded the opportunity to ask questions of the Borrower. Neither such inquiries nor any other due diligence investigations conducted by the Lender shall modify, amend or affect the Lender’s right to rely on the Borrower’s representations and warranties contained herein. The Lender understands that its investment in the Note and Warrant involves a high degree of risk. The Lender have sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to their acquisition of their respective Note and Warrant. The Lender is relying solely on their own accounting, legal and tax advisors, and not on any statements of the Borrower or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Note and Warrant.

7.5           No Governmental Review. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Note and Warrant or the fairness or suitability of the investment in the Note and Warrant nor have such authorities passed upon or endorsed the merits of the offering of the Note and Warrant.

7.6           Validity; Enforcement; No Conflicts. This Agreement and each Document to which the Lender are a party have been duly and validly authorized, executed and delivered on behalf of the Lenders and shall constitute the legal, valid and binding obligations of the Lender enforceable against the Lender in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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7.7           Organization and Standing. The Lender is duly organized, validly existing and in good standing under the laws of the State of where it was formed.

7.8           Brokers or Finders. The Lender represents and warrants, to the best of their knowledge, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, are entitled to any compensation in connection with the transactions contemplated by this Agreement or the transactions contemplated hereby.

7.9           Ability to Perform. There are no actions, suits, proceedings or investigations pending against Lender or Lender’s assets before any court or governmental agency (nor is there any threat thereof) which would impair in any way Lender’s ability to enter into and fully perform their respective commitments and obligations under this Agreement or the transactions contemplated hereby.

7.10         Short Positions.  The Lender covenants and agrees that, so long as the Lender owns any Securities of the Borrower, such Borrower, shall not maintain a net short position in the Common Stock (as determined under Regulation SHO under the Exchange Act (“Regulation SHO”) taking into account all positions of the Lender whether or not the Lender otherwise would constitute an independent trading unit under Regulation SHO).

7.11         Transfer or Resale.  Lender understands that except as provided in the Registration Rights Agreement:  (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Lender shall have delivered to the Borrower an opinion of counsel, in a form reasonably acceptable to the Borrower, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Lender provides the Borrower with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise provided in the Documents, neither the Borrower nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Lender in effecting a pledge of Securities shall not be required to provide the Borrower with any notice thereof or otherwise make any delivery to the Borrower pursuant to this Agreement or any other Document, including, without limitation, this Section 7.11.

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7.12         Legends.  Lender understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the Securities Act, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

 [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [ CONVERTIBLE ] [ EXERCISABLE ] HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Borrower shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Borrower with an opinion of counsel, in a form reasonably acceptable to the Borrower, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.  The Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

LENDER:	DELAFIELD INVESTMENTS LIMITED

By:
Name:
Title:

BORROWER:	AMARANTUS BIOSCIENCE HOLDINGS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

EXHIBIT A

Form of Note

EXHIBIT B

Form of Warrant

EXHIBIT C

Form of Registration Rights Agreement

EXHIBIT D

Form of Transfer Agent Irrevocable Instruction Letter

EXHIBIT E

Security Agreement

EXHIBIT F

Form of Intercreditor and Subordination Agreement

EXHIBIT G

Form of Leak-Out Agreement

EXHIBIT H

Form of Lock-Up Agreement

EXHIBIT I

Lenders UCC Filings

EXHIBIT J

PERFECTION CERTIFICATE

EXHIBIT K

Patent and Trademark Security Agreement

EXHIBIT L

Copies of Pledged Securities and Agreement Documents

EXHIBIT M

Pay-Off Letter

EXHIBIT M

Pledge Documents

Schedule 1

Purchase Price; Securities Purchased

Name of Lender	Purchase Price for Notes Being Purchased	Aggregate Principal Amount of Notes being Purchased	Number of Warrant Shares issuable upon exercise of Warrant Purchased
1. Delafield Investments Limited	$2,750,000	$3,055,556

*The difference between the Purchase Price and the aggregate principal amount of the Note represents an original issue discount of 10%.

Schedule 3.1 (a)

Subsidiaries of the Company

Schedule 5.1 (c) (xiv)

List of Persons and Securities Owned Who Are Required to enter into Lock-Up Agreement